Schedule A

Fund	Date	Transaction	Number of ADSs(1)	Price
Perceptive Credit Holdings II, L.P.	12/23/2025	Sale(2)	400,000	$1.64
Perceptive Credit Holdings II, L.P.	12/24/2025	Sale	680,108	$1.13(3)
Perceptive Credit Holdings II, L.P.	12/26/2025	Sale	183,228	$1.04(4)
Perceptive Credit Holdings II, L.P.	12/29/2025	Sale	118,686	$0.83(5)
Perceptive Credit Holdings II, L.P.	12/30/2025	Sale	61,066	$0.82(6)
Perceptive Credit Holdings II, L.P.	12/31/2025	Sale	7,037	$0.80(7)
Perceptive Credit Holdings II, L.P.	01/02/2026	Sale	10,870	$0.75(8)
Perceptive Credit Holdings II, L.P.	01/05/2026	Sale	29,411	$0.76(9)
Perceptive Credit Holdings II, L.P.	01/06/2026	Sale	30,927	$0.76(10)
Perceptive Credit Holdings II, L.P.	01/07/2026	Sale	6,747	$0.75(11)

1 One ADS represents twenty Ordinary Shares.

2 Covered short sale.

3 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.02 to $1.35 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

4 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.00 to $1.09 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

5 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.81 to $0.87 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

6 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.81 to $0.84 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

7 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.80 to $0.81 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

8 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

9 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.78 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

10 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.77 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

11 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

Perceptive Credit Holdings II, L.P.	01/08/2026	Sale	20,896	$0.74(12)
Perceptive Credit Holdings II, L.P.	01/09/2026	Sale	54,261	$0.73(13)
Perceptive Credit Holdings II, L.P.	01/12/2026	Sale	34,155	$0.73(14)
Perceptive Credit Holdings II, L.P.	01/13/2026	Sale	10,106	$0.70(15)
Perceptive Credit Holdings II, L.P.	01/14/2026	Sale	1,415	$0.70(16)
Perceptive Credit Holdings II, L.P.	01/15/2026	Sale	21,799	$0.71(17)
Perceptive Credit Holdings II, L.P.	01/16/2026	Sale	5,617	$0.71(18)
Perceptive Credit Holdings II, L.P.	01/20/2026	Sale	5,210	$0.70
Perceptive Credit Holdings II, L.P.	01/21/2026	Sale	42,059	$0.70(19)
Perceptive Credit Holdings II, L.P.	01/22/2025	Sale	66,402	$0.73(20)

12 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.73 to $0.76 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

13 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.72 to $0.75 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

14 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.72 to $0.75 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

15 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.70 to $0.72 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

16 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.70 to $0.71 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

17 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.70 to $0.73 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

18 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.70 to $0.71 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

19 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.70 to $0.71 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

20 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.72 to $0.79 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.